UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2021

US ALLIANCE CORPORATION

(Exact name of registrant as specified in its charter)

KANSAS		26-4824142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1303 SW First American Pl

Topeka, Kansas 66604

(Address of principal executive offices) (Zip Code)

(785) 228-0200

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b)of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.1b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(s) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Following a determination by the Board of Directors (the “Board”) US Alliance Corporation, a Kansas corporation (the “Company”), that in light of public health concerns relating to the coronavirus crisis, it was not advisable for the Company to hold its annual stockholders meeting in person, the Company’s stockholders, acting by written in consent in lieu of an annual meeting, (1) elected the Company's six nominees for director, each to serve for a one-year term, and (2) ratified the appointment of Kerber, Eck & Braeckel LLP as the Company's independent registered public accounting firm. Stockholders representing 3,242,850 shares of the Company’s common stock, or approximately 42% of the Company's outstanding stock and representing a quorum as defined in the Company's Bylaws, voted by written consent or by proxy.

In addition to stockholders who cast votes directly by written consent, proxies were submitted by the Company's stockholders authorizing Jack Brier and Kurtis Scott, as proxyholders, to vote by written consent in the election of directors and ratification of the Company’s accounting firm. No other matters were submitted to a vote of the stockholders.

The final voting results for each proposal submitted to a vote of the stockholders were as follows:

PROPOSAL 1 - ELECTION OF DIRECTORS:

Name	Voted For	Voted to Withhold	Abstained
Jack Brier	3,229,001	13,049	0
James Concannon	3,235,601	7,249	0
Rochelle Chronister	3,210,201	32,649	0
William Graves	3,227,401	15,449	0
James Poolman	3,226,432	8,418	0
Kurtis Scott	3,227,601	7,249	0

PROPOSAL 2 - RATIFICATION OF KERBER, ECK & BRAECKEL LLP:

Voted For	Voted Against	Abstained
3,189,752	200	33,592

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US ALLIANCE CORPORATION

Date: June 8, 2021	By:	/s/ Jack H. Brier
Jack H. Brier
President and Chairman